UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2011
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 18, 2011, Brightpoint, Inc. (the “Company” or “Brightpoint”) announced that on January 17, 2011 Steven E. Fivel resigned his position as Executive Vice President, General Counsel and Secretary, a position he has held for more than 14 years. Craig M. Carpenter, who has worked with Mr. Fivel for more than ten years, has been named Mr. Fivel’s successor as Executive Vice President, General Counsel and Secretary. Mr. Fivel will leave Brightpoint and return to Simon Property Group (NYSE:SPG) to become the Assistant General Counsel and Assistant Secretary. Before coming to Brightpoint, Mr. Fivel was employed by Simon from 1988 to 1997.
Mr. Fivel’s resignation is effective February 28, 2011 (the “Separation Date”). In connection with his resignation, the Company has entered into a Separation and General Release Agreement (“Separation Agreement”) and a consulting agreement (“Consulting Agreement”) with Mr. Fivel.
The Separation Agreement provides that Mr. Fivel will continue at his current salary and bonus through the Separation Date. It further provides that Mr. Fivel releases all claims he may have against the Company, provided that he will retain certain rights, including claims to restricted stock awards and restricted stock units that have been issued to him (vested and unvested) prior to the Separation Date, and under the Amended and Restated Supplemental Executive Retirement Plan dated January 18, 2006.
The Consulting Agreement provides that, beginning March 1, 2011, Mr. Fivel will be available to consult on various issues related to his former positions with the Company through April 30, 2013, unless the agreement is earlier terminated or extended pursuant to its terms (the “Consulting Term”). During the Consulting Term, Mr. Fivel will have his reasonable expenses reimbursed and will be entitled to the continued vesting of his earned but unvested restricted stock awards and restricted stock units. The agreements provide that (i) the non-competition and confidentiality provisions in Mr. Fivel’s employment agreement will survive and remain in effect until the later of (x) April 30, 2013, and (y) the end of the Consulting Term; and (ii) the indemnification agreement effective as of August 13, 2004 by and between the Company and Mr. Fivel shall remain in full force and effect pursuant to its terms.
Mr. Carpenter joined Brightpoint in 2000 and currently serves as its Vice President, Assistant General Counsel & Assistant Secretary. Prior to joining Brightpoint, Mr. Carpenter served as Associate General Counsel and Vice President of Operations of ProValent, Inc. from 1999 to 2000, practiced law with Taft Stettinius & Hollister LLP (formerly Sommer & Barnard P.C.) from 1996 to 1999 and practiced law with Kroger, Gardis & Regas, LLP. from 1995 to 1996. Mr. Carpenter earned his B.S., Business (Finance-Real Estate), and J.D./M.B.A. degrees from Indiana University.
On January 17, 2011, the Company entered into an employment agreement (the “Agreement”) with Mr. Carpenter pursuant to which Mr. Carpenter shall serve on a full time basis as its Executive Vice President, General Counsel and Secretary effective as of March 1, 2011 (the “Effective Date”). The Agreement shall be for an initial term of three years commencing on the

Effective Date. After the initial term, the Agreement shall automatically renew for successive twelve month periods; provided that either party may terminate the Agreement by providing written notice of non-renewal at least 90 days prior to the expiration of the initial term or any renewal term.
Pursuant to the Agreement, Mr. Carpenter shall receive a salary at an initial rate of $325,000 per annum, which may be increased by the Company’s Board or Compensation and Human Resources Committee (the “Committee”); such bonuses as determined by the Board or Committee; be eligible for an annual cash bonus on the terms and conditions set forth in the Company’s Annual Executive Cash Bonus Program at an initial target amount of 50% of his salary; and participate in the Company’s annual incentive-based Executive Equity Program, at an initial participation rate of 100% of his salary. In addition, Mr. Carpenter will receive a grant of 25,000 restricted stock units, vesting as to one-half of the units on the second and third anniversary date of the grant.
The Agreement provides that if the Company terminates Mr. Carpenter without Cause (as defined in the Agreement) on or before December 31, 2011, the Company shall pay to Mr. Carpenter his full salary (at the rate then in effect) through the date of termination plus a lump sum payment of $600,000, and all options, restricted stock units and other stock-based awards granted to him, to the extent not then vested, shall vest immediately. If the Agreement is terminated by Mr. Carpenter for Good Reason (as defined in the Agreement), or if the Company terminates Mr. Carpenter’s employment without Cause after December 31, 2011, the Company shall pay to Mr. Carpenter his salary at the rate then in effect through the date of termination plus an amount equal to the Non-Cause Severance Pay (defined below), and all options, restricted stock units and other stock-based awards granted to him, to the extent not then vested, shall vest immediately. Non-Cause Severance Pay means the lesser of (i) an amount equal to Mr. Carpenter’s salary plus the additional cash opportunities under the Annual Executive Cash Bonus Program and Section 3.2 of the Agreement that would be paid to him during the remaining term of the Agreement (such amount will not be, in the aggregate, less than one (1) year of Salary and bonus opportunity in effect on the date of termination) or (ii) $1,000,000.
The Agreement provides that Mr. Carpenter will not compete or engage in a business compatible with the Company’s business during the term of the Agreement and a period of two years thereafter.
The Company issued a press release announcing Mr. Fivel’s resignation and Mr. Carpenter’s appointment, which is furnished as Exhibit 99.1 hereto.

ITEM 9.01	Exhibits.
10.1	Separation and General Release Agreement between the Company and Steven E. Fivel effective February 28, 2011.
10.2	Consulting Agreement between the Company and Steven E. Fivel effective February 28, 2011.
10.3	Employment Agreement dated January 17, 2011 between the Company and Craig M. Carpenter.
99.1	Press Release of Brightpoint, Inc. dated January 18, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Robert J. Laikin
Robert J. Laikin
Chief Executive Officer and Chairman of the Board of Directors

Date: January 18, 2011

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